Exhibit 2



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                   AGREEMENT AND PLAN OF MERGER

                    dated as of October 5, 1997

                          by and between

                     H. F. Ahmanson & Company

                                and

                   Coast Savings Financial, Inc.







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


                         TABLE OF CONTENTS

                                                               Page


                             ARTICLE I

                        Certain Definitions

   1.01 Certain Definitions.......................................1

                            ARTICLE II

                            The Merger

   2.01 The Merger................................................7
   2.02 Effective Date and Effective Time.........................8

                            ARTICLE III

                Consideration; Exchange Procedures


   3.01 Merger Consideration......................................8
   3.02 Rights as Stockholders; Stock Transfers...................9
   3.03 Fractional Shares.........................................9
   3.04 Exchange Procedures.......................................9
   3.05 Anti-Dilution Provisions.................................10
   3.06 Options, Performance Shares and Stock
         Appreciation Rights.....................................10
   3.07 Dissenters Rights........................................12

                            ARTICLE IV

                    Actions Pending Acquisition

   4.01 Forebearances of Coast...................................12
   4.02 Forebearances of Ahmanson................................15


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                                                               Page


                             ARTICLE V

                  Representations and Warranties

   5.01 Disclosure Schedules.....................................15
   5.02 Standard.................................................16
   5.03 Representations and Warranties of Coast..................16
   5.04 Representations and Warranties of Ahmanson...............26

                            ARTICLE VI

                             Covenants

   6.01 Reasonable Best Efforts..................................30
   6.02 Stockholder Approval.....................................30
   6.03 Registration Statements..................................31
   6.04 Press Releases...........................................32
   6.05 Access; Information......................................32
   6.06 Acquisition Proposals....................................33
   6.07 Affiliate Agreements.....................................34
   6.08 Takeover Laws............................................34
   6.09 Certain Policies.........................................34
   6.10 NYSE Listing.............................................35
   6.11 Regulatory Applications..................................35
   6.12 Indemnification..........................................35
   6.13 Benefit Plan; Retention Bonuses..........................36
   6.14 Accountants' Letters.....................................37
   6.15 Notification of Certain Matters..........................37
   6.16 Officers and Directors...................................37
   6.17 CPR Trust................................................38

                            ARTICLE VII

             Conditions to Consummation of the Merger

   7.01 Conditions to Each Party's Obligation to
         Effect the Merger.......................................38
   7.02 Conditions to Obligation of Coast........................39
   7.03 Conditions to Obligation of Ahmanson.....................40


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                                                               Page


                           ARTICLE VIII

                            Termination

   8.01 Termination..............................................41
   8.02 Effect of Termination and Abandonment....................42

                            ARTICLE IX

                           Miscellaneous

   9.01 Survival.................................................43
   9.02 Waiver; Amendment........................................43
   9.03 Counterparts.............................................43
   9.04 Governing Law............................................43
   9.05 Expenses.................................................43
   9.06 Notices..................................................43
   9.07 Entire Understanding; No Third Party Beneficiaries.......44
   9.08 Interpretation; Effect...................................45


EXHIBIT A Form of Coast Affiliate Agreement

      AGREEMENT AND PLAN OF MERGER, dated as of October 5, 1997
(this "Agreement"), by and between Coast Savings Financial, Inc.
("Coast") and H. F. Ahmanson & Company ("Ahmanson").

                             RECITALS

      A. Coast Savings Financial, Inc. Coast is a Delaware corporation, having its principal place of business in Los
Angeles, California.

      B. H. F. Ahmanson & Company. Ahmanson is a Delaware corporation, having its principal place of business in Irwindale, California.

      C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended (the
"Code").

      D. Board Action. The respective Boards of Directors of each of Ahmanson and Coast have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                            ARTICLE I

                        Certain Definitions

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

      "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Coast or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Coast or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

      "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

      "Ahmanson" has the meaning set forth in the preamble to this Agreement.

      "Ahmanson Board" means the Board of Directors of Ahmanson.

      "Ahmanson Common Stock" means the common stock, par value
   $.01 per share, of Ahmanson.

      "Ahmanson Preferred Stock" means the preferred stock, par value $.01 per share, of Ahmanson, including its outstanding shares of 8.40% Series C preferred stock and 6% Cumulative
   Convertible Series D preferred stock.

      "Ahmanson Registration Statement" has the meaning set forth in Section 6.03.

      "Ahmanson Rights" means the preferred share purchase rights issued under the Ahmanson Rights Agreement.

      "Ahmanson Rights Agreement" means the Rights Agreement, dated as of July 26, 1988, between Ahmanson and Union Bank, as rights agent.

      "Ahmanson Stock" means, collectively, Ahmanson Common Stock and Ahmanson Preferred Stock.

      "Coast" has the meaning set forth in the preamble to this Agreement.

      "Coast Affiliate" has the meaning set forth in Section 6.07(a).

      "Coast Board" means the Board of Directors of Coast.

      "Coast By-Laws" means the By-laws of Coast.

      "Coast Certificate" means the Certificate of Incorporation of Coast.

      "Coast Common Stock" means the common stock, par value $.01 per share, of Coast.

      "Coast Federal" means Coast Federal Bank, Federal Savings Bank.

      "Coast Meeting" has the meaning set forth in Section 6.02.

      "Coast Performance Share Award Plan" means the Coast Performance Share Plan for Key Employees.

      "Coast Preferred Stock" means the serial preferred stock, no par value per share, of Coast.

      "Coast Rights" means the preferred share purchase rights issued under the Coast Rights Agreement.


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      "Coast Rights Agreement" means the Rights Agreement, dated as of August 25, 1989, between Coast and Manufacturers Hanover
   Trust of California, as rights agent.

      "Coast Stock" means, collectively, Coast Common Stock and Coast Preferred Stock.

      "Coast Stock Option" has the meaning set forth in Section 3.06.

      "Coast Stock Plans" means the 1996 Equity Incentive Plan and the 1985 Stock Option and Stock Appreciation Rights Plan.

      "Code" has the meaning set forth in the recitals.

      "Commitment" has the meaning set forth in Annex I hereto.

      "Compensation and Benefit Plans" has the meaning set forth in
   Section 5.03(m).

      "Consultants" has the meaning set forth in Section 5.03(m).

      "Costs" has the meaning set forth in Section 6.12(a).

      "CPR Certificates" has the meaning set forth in Annex I hereto.

      "CPR Prospectus" has the meaning set forth in Section 6.03.

      "CPR Trust" means the trust formed for the purpose of issuing the CPR Certificates.

      "CPR Trust Registration Statement" has the meaning set forth in
   Section 6.03.

      "Delaware Secretary" has the meaning set forth in Section 2.01.

      "DGCL" means the Delaware General Corporation Law.

      "Directors" has the meaning set forth in Section 5.03(m).

      "Disclosure Schedule" has the meaning set forth in Section 5.01.

      "Dissenters' Shares" has the meaning set forth in Section 3.01(a).

      "Dissenting Shareholders" has the meaning set forth in Section
   3.01(a).

      "Effective Date" means the date on which the Effective Time occurs.


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


      "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

      "Employees" has the meaning set forth in Section 5.03(m).

      "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

      "ERISA Affiliate Plan" has the meaning set forth in Section
   5.03(m).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exchange Agent" has the meaning set forth in Section 3.04.

      "Exchange Ratio" has the meaning set forth in Section 3.01.

      "Expense Fund" has the meaning set forth in Annex I hereto.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLBSF" means the Federal Home Loan Bank of San Francisco.

      "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "Home Savings" means Home Savings of America, FSB.

      "Indemnified Party" has the meaning set forth in Section 6.12(a).

      "Insurance Amount" has the meaning set forth in Section 6.12(b).

      "Insurance Policies" has the meaning set forth in Section 5.03(t).


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


      "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      "IRS" has the meaning set forth in Section 5.03(m).

      "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

      "Litigation Trustees" has the meaning set forth in Annex I hereto.

      "Material Adverse Effect" means, with respect to Ahmanson or Coast, any effect that (i) is material and adverse to the financial position, results of operations or business of Ahmanson and its Subsidiaries taken as a whole or Coast and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Ahmanson or Coast to perform its obligations under this Agreement or otherwise materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include a change in condition resulting from a general downturn in the California economy.

      "Merger" has the meaning set forth in Section 2.01.

      "Merger Consideration" has the meaning set forth in Section 3.01.

      "Multiemployer Plans" has the meaning set forth in Section 5.03(m).

      "New Certificate" has the meaning set forth in Section 3.04.

      "NYSE" means the New York Stock Exchange, Inc.

      "Old Certificate" has the meaning set forth in Section 3.04.

      "OTS" means the Office of Thrift Supervision.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" has the meaning set forth in Section 5.03(m).

      "Person" means any individual, savings association, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.


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


      "Previously Disclosed" by a party means information set forth in its Disclosure Schedule.

      "Proxy Statement" has the meaning set forth in Section 6.03.

      "Registration Statements" has the meaning set forth in Section
   6.03.

      "Regulatory Authorities" has the meaning set forth in Section
   5.03(i).

      "Regulatory Documents" means documents filed with the SEC or the OTS, as applicable, of the types referred to in Section
   5.03(g) and Section 5.04(g).

      "Replacement Option" has the meaning set forth in Section 3.06.

      "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

      "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

      "SAIF" means the Savings Association Insurance Fund of the
   Federal Deposit Insurance Corporation.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

      "Surviving Corporation" has the meaning set forth in Section
   2.01.

      "Takeover Laws" has the meaning set forth in Section 5.03(o).

      "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

      "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

      "Treasury Stock" shall mean shares of Coast Stock held by Coast or any of its Subsidiaries or by Ahmanson or any of its Subsidiaries, in each case other than in a fiduciary
   (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

      "Trust Agreement" has the meaning set forth in Annex I hereto.

      "Trust Indenture Act" means the Trust Indenture Act of
   1939, as amended, and the rules and regulations thereunder.


                            ARTICLE II

                            The Merger

        2.01 The Merger. (a) At the Effective Time, Coast shall merge with and into Ahmanson (the "Merger"), the separate corporate existence of Coast shall cease and Ahmanson shall survive and continue to exist as a Delaware corporation (Ahmanson, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Ahmanson may at any time prior to the mailing of the Proxy Statement change the method of effecting the combination with Coast (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Coast Common Stock as provided for in this Agreement,
(ii) adversely affect the tax treatment of Coast's stockholders as a result of the transactions contemplated hereby or any payments made with respect to CPR Certificates or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

      (b) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of Delaware (the "Delaware Secretary") of a certificate of merger in accordance with

Section 251 of the DGCL or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the DGCL.

      (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Ahmanson immediately after the Merger shall be those of Ahmanson as in effect immediately prior to the Effective Time.

      (d) Directors and Officers of the Surviving Corporation. Subject to Section 6.16, the directors and officers of Ahmanson immediately after the Merger shall be the directors and officers of Ahmanson immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

      2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Ahmanson, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month) or
(ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."


                           ARTICLE III

                Consideration; Exchange Procedures

      3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, and except in the case of the second paragraph of (a) below, automatically by virtue of the Merger and without any action on the part of any Person:

   (a) Outstanding Coast Common Stock and Coast Rights. Each share (excluding (i) Treasury Stock and (ii) shares held by holders of Coast Common Stock (each a "Dissenting Shareholder") who perfect their rights to dissent under the DGCL (the "Dissenters' Shares")) of Coast Common Stock issued and outstanding immediately prior to the Effective Time, together with each associated Coast Right, shall become and be converted into the right to receive 0.8082 of a share of Ahmanson Common Stock (the "Exchange Ratio") (with the appropriate number of Ahmanson Rights as provided in the Ahmanson Rights Agreement, whether or not such Ahmanson Rights shall still be attached to such shares). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.


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


      Ahmanson shall enter into the Commitment with the CPR Trust at or prior to the Effective Time and effective at the Effective Time. The shares of Ahmanson Common Stock to be issued hereunder and the entering into of the Commitment shall constitute the "Merger Consideration."

      (b)  Outstanding Ahmanson Stock.  Each share of Ahmanson
   Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

      (c) Treasury Shares. Each share of Coast Stock held as
   Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

      3.02  Rights as Stockholders; Stock Transfers. At the
Effective Time, holders of Coast Common Stock shall cease to be, and shall have no rights as, stockholders of Coast, other than to receive any dividend or other distribution with respect to such Coast
Common Stock with a record date occurring prior to the Effective
Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Coast or the Surviving Corporation of shares of Coast Stock.

      3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Ahmanson Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Ahmanson shall pay to each holder of Coast Common Stock who would otherwise be entitled to a fractional share of Ahmanson Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Ahmanson Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.


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


      3.04  Exchange Procedures.

      (a) At or prior to the Effective Time, Ahmanson shall deposit, or shall cause to be deposited, with a depository institution of recognized standing selected by Ahmanson (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Coast Common Stock ("Old Certificates") to be exchanged in accordance with this Article III, certificates representing the shares of Ahmanson Common Stock ("New Certificates") to which the holders of the Old Certificates are entitled pursuant to this Agreement, together with an estimated amount of cash to be paid pursuant to this Article III in exchange for outstanding shares of Coast Common Stock.

      (b) As promptly as practicable after the Effective Date, Ahmanson shall send or cause to be sent to each former holder of record of shares of Coast Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Ahmanson shall cause the New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Coast Common Stock (or indemnity reasonably satisfactory to Ahmanson and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this
Article III upon such delivery.

      (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Coast Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (d) At the election of Ahmanson, no dividends or other distributions with respect to Ahmanson Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Coast Common Stock converted in the Merger into the right to receive shares of such Ahmanson Common Stock. Upon surrender of Old Certificates (or indemnity reasonably satisfactory to Ahmanson and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) in accordance with this Section 3.04, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Ahmanson Common Stock such holder had the right to receive upon surrender of Old Certificates (or delivery of such indemnity).

      3.05 Anti-Dilution Provisions. In the event Ahmanson changes (or establishes a record date for changing) the number or kind of shares of Ahmanson Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Ahmanson Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted in such manner as Coast and Ahmanson shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to the holders of Ahmanson Common
Stock generally.

      3.06 Options, Performance Shares and Stock Appreciation Rights. (a) At the Effective Time, each outstanding option to purchase shares of Coast Common Stock under the Coast Stock Plans (each, a "Coast Stock Option"), whether vested or unvested, shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such Coast Stock Option, (a) the number of shares of Ahmanson Common Stock equal to (i) the number of shares of Coast Common Stock subject to the Coast Stock Option, multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Coast Common Stock which were purchasable pursuant to such Coast Stock Option divided by (B) the number of full shares of Ahmanson Common Stock subject to such Replacement Option in accordance with the foregoing and (b) one CPR Certificate for each share of Coast Common Stock that would have been issuable upon exercise in full of such Coast Stock Option. At or prior to the Effective Time, Coast shall take all necessary action, if any, including obtaining any necessary consents from optionees, with respect to the Coast Stock Plans to permit the replacement of the outstanding Coast Stock Options by Replacement Options pursuant to this Section and to permit Ahmanson to assume the Coast Stock Plans. At the Effective Time, Ahmanson shall assume the Coast Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that Ahmanson shall have no obligation with respect to any awards under the Coast Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Coast Stock Plans.

      (b) Immediately prior to the Effective Time, each outstanding performance share award under the Coast Performance Share Award Plan shall be canceled and only entitle the holder thereof to receive for each share of Coast Common Stock with respect to such award (i) one CPR Certificate and (ii) an amount in cash equal to the difference between (A) the result of multiplying the Exchange Ratio by the average of the last sale prices of one share of Ahmanson Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five NYSE trading days immediately prior to the Effective Date and (B) the base price under such award. Prior to the Effective Date, Coast shall take all necessary action with respect to such cancellation, including obtaining any necessary consents from the holders of such awards.

      (c) Immediately prior to the Effective Time, each outstanding stock appreciation right under the Coast Stock Plans shall be canceled and only entitle the holder thereof to receive for each share of Coast Stock with respect to such stock appreciation right (i) one CPR Certificate and (ii) an amount in cash equal to the difference between (A) the result of multiplying the Exchange Ratio by the average of the last sale prices of one share of Ahmanson Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five NYSE trading days immediately prior to the Effective Date and (B) the grant price of such stock appreciation right. Prior to the Effective Date, Coast shall take all necessary action with respect to such cancellation, including obtaining any necessary consents from the holders of such stock appreciation rights.

      (d) If the necessary consents referred to in paragraphs (b) and (c) above are not obtained, the holders who do not consent shall only be entitled to (i) with respect to each outstanding performance share award under the Coast Performance Share Award Plan an amount in cash equal to the result of multiplying (A) the difference between the average of the last sale prices of one share of Coast Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five NYSE trading days immediately prior to the Effective Date and the base price under such award by (B) the total number of shares of Coast Stock with respect to such award and (ii) with respect to each outstanding stock appreciation right under the Coast Stock Plans, an amount in cash equal to the result of multiplying (A) the difference between the average of the last sale prices of one share of Coast Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five NYSE trading days immediately prior to the Effective Date and the grant price of such stock appreciation right by (B) the total number of shares of Coast Stock with respect to such stock appreciation right. All CPR Certificates with respect to the performance share awards and stock appreciation rights referred to in this Section shall be issued to Ahmanson. In the event that between the date hereof and the Effective Date any performance share awards or stock appreciation rights are exercised, Ahmanson will be entitled to retain any CPR Certificates that would otherwise have been issuable with respect to such performance share awards or stock appreciation rights upon such exercise at the Effective Date.

      3.07 Dissenters Rights. Any Dissenting Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Section 262 of the DGCL, shall not be entitled to the Merger Consideration in respect thereof provided for under Section 3.01(a) unless and until such Dissenting Shareholder shall have failed to perfect or shall have withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the DGCL, and shall be entitled to receive only the payment provided for by Section 262 of the DGCL with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have been withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting
Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 3.01(a) hereof.

                            ARTICLE IV

                    Actions Pending Acquisition

      4.01 Forebearances of Coast. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in paragraph 4.01 of Coast's Disclosure
Schedule, without the prior written consent of Ahmanson, Coast will not, and will cause each of its Subsidiaries not to:

      (a) Ordinary Course. Conduct the business of Coast and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon Coast's ability to perform any of its material obligations under this Agreement.

      (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Coast Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Coast Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

      (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned Subsidiaries to Coast or another wholly owned Subsidiary of Coast) on or in respect of, or declare or make any distribution on any shares of Coast Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

      (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Coast or its Subsidiaries, or hire any new employees at the rank of senior vice president or above, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (other than any senior vice presidents or any employees ranking senior to senior vice presidents) in the ordinary course of business consistent with past practice as Previously Disclosed, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or
   (iv) for grants of awards to newly hired employees consistent with past practice as Previously Disclosed, (v) agreements to provide retention bonuses to employees made pursuant to
   Section 6.13(b), (vi) the annual rollover of executive employment agreements Previously

   Disclosed or (vii) agreements to provide bonuses for the 1997 calendar year consistent with past practice up to an aggregate of $1.9 million.

      (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) as otherwise provided herein) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Coast or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

      (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

      (g) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

      (h)  Governing Documents.  Amend the Coast Certificate,
   Coast By-laws or the certificate of incorporation or by-laws
   (or similar governing documents) of any of Coast's Subsidiaries.

      (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

      (j) Contracts. (i) Amend, or take any action adverse to Ahmanson with respect to, the Coast Rights Agreement or (ii), except in the ordinary course of business consistent with past practice or with the consent of Ahmanson (which consent shall not be unreasonably withheld or delayed), enter into or terminate any contract material to its assets, business or operations or amend or modify in any material respect any such existing material contract.

      (k) Claims. Except in the ordinary course of business consistent with past practice or with the consent of Ahmanson (which consent shall not be unreasonably withheld or delayed), settle any claim, action or proceeding against it, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Coast and its Subsidiaries, taken as a whole and that does not create precedent for claims that are reasonably likely to be material to Coast and its Subsidiaries taken as a whole.

      (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) take any action that is intended or is known to be reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

      (m) Risk Management. Except as required by applicable law or regulation or with the consent of Ahmanson (which consent shall not be unreasonably withheld or delayed), (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices or (ii) fail to follow in all material respects its existing policies or practices with respect to managing its exposure to interest rate and other risk.

      (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

      (o)  Commitments. Agree or commit to do any of the foregoing.

      4.02 Forebearances of Ahmanson. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Coast, Ahmanson will not:

      (a) Dividends. Make, declare, pay or set aside for payment any dividends other than quarterly dividends in an amount, and with record and payment dates, consistent with past practice
   (provided that Ahmanson may raise its regular quarterly dividend rate by an amount not exceeding 20%).

      (b) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; (b) repurchase any Ahmanson Stock such that an Ahmanson stockholder vote would be required for consummation of the Merger or which would have the effect of a recapitalization of Ahmanson or at prices reflecting a significant premium to the prices at which the Ahmanson Common Stock is then trading; (c) take any action that is intended or is known to be reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
   Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

      (c)  Commitments. Agree or commit to do any of the foregoing.


                            ARTICLE V

                  Representations and Warranties

      5.01 Disclosure Schedules. On or prior to the date hereof, Coast has delivered to Ahmanson a schedule (its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Article IV; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Coast that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. Coast represents and warrants that its Disclosure Schedule is true and correct in all material respects and does not omit any item or information material to the applicable paragraph in Section 5.03 and required to be disclosed therein.

      5.02 Standard. No representation or warranty of Coast or Ahmanson contained in Section 5.03 or 5.04, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

      5.03 Representations and Warranties of Coast. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in the applicable paragraph of its Disclosure Schedule, or any other paragraph of the Disclosure Schedule so long as it is clear from the context of the disclosure that the disclosure in such other paragraph of the Disclosure Schedule is also applicable to the paragraph of this Section 5.03 in question, Coast hereby represents and warrants to Ahmanson:

      (a) Organization, Standing and Authority. Coast is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Coast is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Coast is duly registered as a savings and loan holding company under HOLA. Coast Federal is a qualified thrift lender pursuant to Section 10(m) of HOLA and its deposits are insured by the FDIC through the SAIF to the fullest extent permitted by law. Coast Federal is a member in good standing of the FHLBSF.

      (b) Coast Stock. As of the date hereof, the authorized capital stock of Coast consists solely of (i) 100,000,000 shares of Coast Common Stock, of which no more than 18,645,327 shares are outstanding as of the date hereof and (ii) 50,000,000 shares of Coast Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, no shares of Coast Common Stock and no shares of Coast Preferred Stock were held in treasury by Coast or otherwise owned by Coast or its Subsidiaries. The outstanding shares of Coast Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of Coast Stock authorized and reserved for issuance, Coast does not have any Rights issued or outstanding with respect to Coast Stock, and Coast does not have any commitment to authorize, issue or sell any Coast Stock or Rights. The number of shares of Coast Common Stock which are issuable and reserved for issuance upon exercise of Coast Stock Options as of the date hereof (and the exercise price thereof) are Previously Disclosed in Coast's Disclosure Schedule.

      (c) Subsidiaries. (i)(A) Coast has Previously Disclosed in its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary,
   (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued
   (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Coast or its Subsidiaries are fully paid and nonassessable and are owned by Coast or its Subsidiaries free and clear of any Liens.

      (ii) Coast does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person (other than in a fiduciary capacity or in connection with the foreclosure of security interests or as a result of similar enforcement remedies in connection with loans made in the ordinary course of business), or any interest in a partnership or joint venture of any kind, other than in its Subsidiaries.

      (iii) Each of Coast's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

      (d) Corporate Power. Coast and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Coast has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

      (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of Coast Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Coast and the Coast Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Coast, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Coast Board has received the written opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the consideration to be received by the holders of Coast Common Stock in the Merger is fair to the holders of Coast Common Stock from a financial point of view.

      (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Coast or any of its Subsidiaries in connection with the execution, delivery or performance by Coast of this Agreement or to consummate the Merger except for
   (A) filings and approvals of applications with and by the OTS,
   (B) filings with the SEC and state securities authorities and the approval of this Agreement by the stockholders of Coast, and (C) the filing of a certificate of merger with the Delaware Secretary pursuant to the DGCL. As of the date hereof, Coast is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

      (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Coast or of any of its Subsidiaries or to which Coast or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Coast Certificate or the Coast By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

      (g) Financial Reports and Regulatory Documents. (i) Coast's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the OTS, in the form filed or to be filed (collectively, Coast's "Regulatory Documents") with the SEC or the OTS, as applicable, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act, the Exchange
Act or the securities regulations of the OTS, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such Regulatory Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Coast and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Regulatory Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Coast and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

      (ii) Except as Previously Disclosed in its Disclosure Schedule, since December 31, 1996, Coast and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (other than liabilities (A) with respect to expenses related to this Agreement and the transactions contemplated hereby and (B) with respect to other possible merger transactions all of which have been expensed or reserved for).

      (iii) Since December 31, 1996, (A) Coast and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby and other possible merger transactions) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Coast.

      (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Coast or any of its Subsidiaries and, to Coast's knowledge, no such litigation, claim or other proceeding has been threatened.

      (i) Regulatory Matters. (i) Neither Coast nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

      (ii) Neither Coast nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      (j)  Compliance with Laws. Coast and each of its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and, to Coast's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority
      (A) asserting that Coast or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
      (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Coast's knowledge, do any grounds for any of the foregoing exist).

      (k) Material Contracts; Defaults. (i) Except for those agreements and other documents filed as exhibits to its Regulatory Documents, neither Coast nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither Coast nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, or under any other contract if such default could reasonably be expected to have a Material Adverse Effect on Coast, and in either case there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      (l) No Brokers. No action has been taken by Coast that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Goldman, Sachs & Co.

      (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Coast's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant
   (the "Consultants") or director or former director (the "Directors") of Coast or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Coast nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

      (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter
   (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service

   ("IRS") for "TRA" (as defined in Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Compensation and Benefit Plan, and Coast is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Coast, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Coast nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Coast or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

      (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Coast or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Coast under Section 4001(a)(14) of ERISA or
   Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Coast, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA during the preceding five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate
   Plan and, to Coast's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Coast, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.

      (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Coast or any of its Subsidiaries is a party have been timely made or have been reflected on Coast's financial statements to the extent required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
   Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension
   Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Coast, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the
   Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

      (v) Neither Coast nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Coast or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

      (vi) Coast and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

      (vii) With respect to each Compensation and Benefit Plan, if applicable, Coast has provided or made available to Ahmanson, true and complete copies of its existing (A) Compensation and Benefit Plan documents and amendments thereto and (B) trust instruments and insurance contracts.

      (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

      (ix) Neither Coast nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

      (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Ahmanson, Coast or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an employee or consultant of Coast who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

      (n) Labor Matters. Neither Coast nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Coast or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Coast or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Coast's knowledge, threatened, nor is Coast aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

      (o) Takeover Laws; Dissenters Rights. Coast has taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware, and including, without limitation, Section 203 of the DGCL.

      (p) Environmental Matters. To the best knowledge of Coast, neither the conduct nor operation of Coast or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Coast nor any of its Subsidiaries has received any notice from any person or entity that Coast or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

      (q) Tax Matters. (i)(A) All federal, state, local and foreign Tax Returns (including information returns) required to be filed by or on behalf of Coast or its Subsidiaries have been prepared in good faith and duly and timely filed, and all such filed Tax Returns are complete and accurate in all material respects. (B) Coast and each of its Subsidiaries have paid in full all Taxes due (including interest and penalties) or have provided adequate reserves for any such Taxes in the financial statements of Coast in accordance with generally accepted accounting principles, whether or not shown as being due on any of the Tax Returns referred to in clause (i)(A).
   (C) Neither Coast nor any of its Subsidiaries has received any memorandum or opinion from legal counsel that was sought in order to satisfy the reasonable cause exception (set forth in Section 6664(c) of the Code) applicable to the penalties for certain underpayments of Taxes set forth in Sections 6662 through 6664 of the Code. (D) There is no pending or threatened audit, examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any Taxes of Coast or its Subsidiaries. (E) All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Taxes of Coast or its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes (in accordance with generally accepted accounting principles) on the financial statements of Coast. (F) Neither Coast nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. (G) No power of attorney has been granted by or with respect to Coast or any of its Subsidiaries with respect to any matter relating to Taxes. (H) Neither Coast nor any of its Subsidiaries has made or will make a material election as to Taxes during the period from January 1, 1997 through the Effective Time, other than elections made on tax returns filed for the year ended on December 31, 1996.

      (ii)(A) No liens or other security interests have been imposed on any assets of Coast or its Subsidiaries in connection with any failure (or alleged failure) to pay any Tax. (B) Coast and its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. (C) Neither Coast nor any of its Subsidiaries is a party to any tax allocation or sharing agreement under which it has obligations to a party other than Coast or its Subsidiaries, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was Coast) or otherwise has any liability for the Taxes of any person (other than Coast or its Subsidiaries). (D) Neither Coast nor any of its Subsidiaries has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19. (E) Coast is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

      (iii) As of the date hereof, neither Coast nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or otherwise prevent the conditions in Section 7.02 from being met.

      (r) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Coast's own account, or for the account of one or more of Coast's Subsidiaries or their customers (all of which are listed on Coast's Disclosure Schedule), were entered into (i) in accordance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; each of them constitutes the valid and legally binding obligation of Coast or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Coast nor its Subsidiaries, nor to Coast's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

      (s) Books and Records. The books and records of Coast and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Coast and its Subsidiaries.

      (t) Insurance. Coast's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Coast or its Subsidiaries ("Insurance Policies"). Coast and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Coast reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Coast and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

      (u) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
   Section 5.03 not misleading.

      5.04  Representations and Warranties of Ahmanson. Subject to
Section 5.02, Ahmanson hereby represents and warrants to Coast as follows:

      (a) Organization, Standing and Authority. Ahmanson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ahmanson is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Ahmanson has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Ahmanson is duly registered as a savings and loan holding company under HOLA.

      (b) Ahmanson Stock. (i) As of the date hereof, the authorized capital stock of Ahmanson consists solely of 220,000,000 shares of Ahmanson Common Stock, of which no more than 94,441,674 shares were outstanding as of the date hereof, and 10,000,000 shares of Ahmanson Preferred Stock, of which no more than 780,000 shares of 8.40% Series C preferred stock and 575,000 shares of 6% Cumulative Convertible Series D preferred stock were outstanding as of the date hereof. As of the date hereof, except for Rights issued pursuant to the Ahmanson
   Rights Agreement, Ahmanson's 1996 Nonemployee Directors' Stock Incentive Plan, Ahmanson's 1993 Stock Incentive Plan,
   Ahmanson's 1988 Directors' Stock Incentive Plan and Ahmanson's 1984 Stock Incentive Plan or upon conversion of Ahmanson's 6% Cumulative Convertible Series D preferred stock, Ahmanson does not have any Rights issued or outstanding with respect to Ahmanson Stock and Ahmanson does not have any commitment to authorize, issue or sell any Ahmanson Stock or Rights, except pursuant to this Agreement.

      (ii) The shares of Ahmanson Common Stock to be issued in exchange for shares of Coast Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to pre-emptive rights.

      (c) Subsidiaries. Each of Ahmanson's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

      (d) Corporate Power. Ahmanson and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Ahmanson has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

      (e) Corporate Authority. (i) This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Ahmanson and the Ahmanson Board. This Agreement is a valid and legally binding agreement of Ahmanson enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). No Ahmanson stockholder approval is required for this Agreement and the transactions contemplated hereby under the DGCL, Ahmanson's certificate of incorporation or Ahmanson's by-laws or the rules of the NYSE.

      (ii) The entering into of the Commitment has been authorized by all necessary corporate action of Ahmanson. The entering into of the Commitment will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws of Ahmanson, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

      (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Ahmanson or any of its Subsidiaries in connection with the execution, delivery or performance by Ahmanson of this Agreement or to consummate the Merger except for (A) the filings and approvals of applications with and by the OTS; (B) approval of the listing on the NYSE of Ahmanson Common Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Ahmanson Registration Statement; (D) the filing of a certificate of merger with the Delaware Secretary pursuant to the DGCL; and (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Ahmanson Stock in the Merger. As of the date hereof, Ahmanson is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

      (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Ahmanson or of any of its Subsidiaries or to which Ahmanson or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Ahmanson or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

      (g) Financial Reports and Regulatory Documents; Material Adverse Effect. (i) Ahmanson's Regulatory Documents, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and
   (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Regulatory Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Ahmanson and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Regulatory Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Ahmanson and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

      (ii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

      (h) Litigation; Regulatory Action. (i) Other than as set forth in its Regulatory Documents filed on or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against Ahmanson or any of its Subsidiaries and, to the best of Ahmanson's knowledge, no such litigation, claim or other proceeding has been threatened.

      (ii) Neither Ahmanson nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Ahmanson or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      (i)  Compliance with Laws. Ahmanson and each of its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1996, no notification or communication from any Governmental
      Authority (A) asserting that Ahmanson or any of its Subsidiaries is not in compliance with any of the statues, regulations, or ordinances which such Governmental
      Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization
      (nor, to Ahmanson's knowledge, do any grounds for any of the foregoing exist).

      (j) No Brokers. No action has been taken by Ahmanson that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      (k) Tax Matters. As of the date hereof, neither Ahmanson nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section
   368 of the Code, or otherwise prevent the conditions in
   Section 7.03 from being met.

      (l) Disclosure. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
   Section 5.04 not misleading.

                            ARTICLE VI

                            Covenants

      6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Coast and Ahmanson agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

      6.02 Stockholder Approval. Coast agrees to take in accordance with applicable law and its certificate of incorporation and by-laws all action necessary to convene a meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby (including the approval of the establishment of the CPR Trust, the engagement of the Litigation Trustees (including the terms of their engagement) and the terms of the Commitment and the rights of holders of Trust Certificates) and any other matters required to be approved by Coast's stockholders for consummation of the Merger (including any adjournment or postponement, the "Coast Meeting"), as promptly as practicable after the Registration Statements are declared effective. Subject to the proviso in the first sentence of Section 6.06, the Coast Board shall recommend such approval, and Coast shall take all reasonable, lawful action to solicit such approval by its stockholders.

      6.03 Registration Statements. (a) Ahmanson agrees to prepare a registration statement on Form S-4 or other applicable form (the "Ahmanson Registration Statement") to be filed by Ahmanson with the SEC in connection with the issuance of Ahmanson Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Coast constituting a part thereof (the "Proxy Statement") and all related documents). Coast agrees to cooperate, and to cause its Subsidiaries to cooperate, with Ahmanson, its counsel and its accountants, in the preparation of the Ahmanson Registration Statement and the Proxy Statement; and Coast agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and Ahmanson agrees to file the Ahmanson
Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Coast and Ahmanson agrees to use all reasonable efforts to cause the Ahmanson Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Ahmanson also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue
Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Coast agrees to furnish to Ahmanson all information concerning Coast, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing. Coast agrees to prepare a registration statement on Form S-1 or other applicable form (the "CPR Trust Registration Statement" and, together with the Ahmanson Registration Statement, the

"Registration Statements") to be filed by the CPR Trust with the SEC in connection with the distribution of the CPR Certificates (including the prospectus constituting a part thereof (the "CPR Prospectus") and all related documents). Coast agrees to cause the CPR Trust Registration Statement to be filed with the SEC as soon as reasonably practicable after the date hereof. Coast agrees to use all reasonable efforts to cause the CPR Trust Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and to cause the Trust Agreement to be qualified under the Trust Indenture Act. Coast also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the distribution of the CPR Certificates by Coast. Ahmanson agrees to furnish to Coast all information concerning Ahmanson, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

      (b) Each of Coast and Ahmanson agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statements will, at the time the Registration Statements and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Coast Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto and (iii) the CPR Prospectus and any amendment or supplement thereto will, as of its date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the CPR Prospectus or any amendment or supplement thereto. Each of Coast and Ahmanson further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement, CPR Prospectus, CPR Trust Registration Statement or Ahmanson Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement, CPR Prospectus, CPR Trust Registration Statement or the Ahmanson Registration Statement.

      (c) Each of Ahmanson and Coast agrees to advise the other party, promptly after Ahmanson or Coast, as the case may be, receives notice thereof, of the time when the Ahmanson Registration Statement or the CPR Trust Registration Statement, as the case may be, has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Ahmanson Common Stock or the CPR Certificates as the case may be, for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Ahmanson Registration Statement or the CPR Trust Registration Statement, as the case may be, or for additional information.

      6.04 Press Releases. Each of Coast and Ahmanson agrees that it will not, without prior consultation with the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE rules. Each of Ahmanson and Coast will agree upon the joint initial press release made with respect to the transactions contemplated hereby.

      6.05 Access; Information. Each of Coast and Ahmanson agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
(ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

      (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same (or confirm in writing that all such copies have been destroyed). No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

      (c) Except as contemplated by this Agreement and following termination of this Agreement, each party hereto agrees that for two years from September 18, 1997 it (and its affiliates) will not, alone or with others, in any manner, (a) acquire, agree to acquire, or make any offer or proposal (other than a confidential request to the Chairman of the Board for permission to make an offer or proposal) to acquire beneficial ownership of any securities or material properties of the other party (and its Subsidiaries), unless such acquisition or agreement or the making of such offer or proposal, shall have been expressly first approved by the other party's Board of Directors or (b) solicit proxies from stockholders of the other party.

      6.06 Acquisition Proposals. Coast agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal or waive any provision of or amend the terms of the Coast Rights Agreement in respect of an Acquisition Proposal; provided, however, that nothing in this Agreement shall (x) require the Coast Board to recommend stockholder approval of the Merger following an Acquisition Proposal, (y) prevent Coast or the Coast Board from
(i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person or (ii) recommending such an unsolicited bona fide written Acquisition Proposal to the holders of Coast Common Stock or (z) prevent Coast from waiving any provision of or amending the terms of the Coast Rights Agreement in respect of an Acquisition Proposal, if and only if, with respect to the actions described in clause (x), (y) or (z), as applicable, (A) the Coast Board concludes in good faith that the Acquisition Proposal, if consummated, would result in a transaction more favorable to holders of Coast Common Stock than the transaction contemplated by this Agreement; (B) the Coast Board determines in good faith based upon the advice of outside counsel that such action is legally necessary for it to act in a manner consistent with its fiduciary duties under applicable law; and (C) prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Coast Board notifies Ahmanson immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Coast or any Subsidiary thereof. Coast shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Ahmanson with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Coast shall promptly (within 24 hours) advise Ahmanson following the receipt by Coast of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition

Proposal), and advise Ahmanson of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

      6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Coast shall deliver to Ahmanson a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Coast Meeting, deemed to be an "affiliate" of Coast (each, a "Coast Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

      (b) Coast shall use its reasonable best efforts to cause each person who may be deemed to be a Coast Affiliate to execute and deliver to Ahmanson on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

      6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt
(or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

      6.09 Certain Policies. Prior to the Effective Date, Coast shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Ahmanson, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Ahmanson; provided, however, that Coast shall not be obligated to take any such action pursuant to this Section 6.09 unless and until Ahmanson acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

      6.10 NYSE Listing. Ahmanson agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Ahmanson
Common Stock to be issued to the holders of Coast Common Stock in the Merger.

      6.11 Regulatory Applications. (a) Ahmanson and Coast and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Ahmanson and Coast shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

      (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

      6.12 Indemnification. (a) Following the Effective Date, Ahmanson shall indemnify, defend and hold harmless the present directors and officers of Coast and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Coast is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the Coast Certificate and the Coast By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law, the Coast Certificate and the Coast By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to Ahmanson) selected by Ahmanson and reasonably acceptable to such officer or director.

      (b) For a period of four years from the Effective Time, Ahmanson shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Coast or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Coast) with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Coast; provided, however, that in no event shall Ahmanson be required to expend more than 200% of the Previously Disclosed current amount expended by Coast (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Ahmanson is unable to maintain or obtain the insurance called for by this
Section 6.12(b), Ahmanson shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Coast or any Subsidiary may be required to make application and provide customary representations and warranties to Ahmanson's insurance carrier for the purpose of obtaining such insurance.

      (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Ahmanson thereof; provided that the failure so to notify shall not affect the obligations of Ahmanson under Section 6.12(a) unless and to the extent that Ahmanson is actually prejudiced as a result of such failure.

      (d) If Ahmanson or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, Ahmanson shall cause proper provision to be made so that the successors and assigns of Ahmanson shall assume the obligations set forth in this Section 6.12.

      (e) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified
Party and his or her heirs and representatives.

      6.13 Benefit Plan; Retention Bonuses. (a) Ahmanson shall, from and after the Effective Time, (i) honor in accordance with their terms all employment or severance agreements entered into prior to the date hereof and Previously Disclosed, (ii) provide former employees of Coast who remain as employees of Ahmanson with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Ahmanson, (iii) provide employees of Coast who remain as employees of Ahmanson credit for years of service with Coast or any of its subsidiaries prior to the Effective Time for the purpose of eligibility and vesting and (iv) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Compensation and Benefit Plans) and eligibility waiting periods under group health plans of Ahmanson to be waived with respect to former employees of Coast who remain as employees of Ahmanson (and their eligible dependents) and who become participants in such group health plans. Nothing in this Agreement shall limit or restrict the right of Ahmanson to (A) terminate the employment of any employee at any time for any reason whatsoever, with or without cause, and
(B) modify, amend or terminate any employee benefit or other plans of Ahmanson. Ahmanson acknowledges that the Merger constitutes a change in control under the terms of the plans and agreements listed in Coast's Disclosure Schedule under the heading "Disclosures with respect to Section 5.03(m)(i):
Employee Benefit Plans."

   (b) Prior to the Effective Time, Coast may agree to pay up to $2,000,000 as retention bonuses, payable upon the day 180 days following the Effective Date or on such earlier day as Ahmanson may determine or upon the earlier termination of the applicable employee by Ahmanson without cause, and to be allocated primarily among non-executive employees of

Coast. The allocation of all such payments shall be determined in consultation with Ahmanson and shall be subject to the approval of Ahmanson in its sole discretion.

      6.14 Accountants' Letters. Each of Coast and Ahmanson shall use its reasonable best efforts to cause to be delivered to the other party, and to Ahmanson's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP, independent auditors for each of Coast and Ahmanson, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

      6.15 Notification of Certain Matters. Each of Coast and Ahmanson shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

      6.16 Officers and Directors. Ahmanson agrees to cause Mr. Ray Martin to be elected or appointed as a director of Ahmanson at, or as promptly as practicable after, the Effective Time. Coast shall cause such executive officers and directors of Coast
Federal as Ahmanson shall specify in writing to cease to be executive officers and directors of Coast Federal prior to the Effective Date.

      6.17 CPR Trust. Coast agrees to take all actions necessary to cause the CPR Trust to be formed. In addition, Coast agrees to take all actions necessary to cause the issuance of the CPR Certificates by the CPR Trust to Coast and to distribute such CPR Certificates to the stockholders of Coast with a record date and payment date on the Effective Date immediately prior to the Effective Time; provided, however, that Coast shall not be required to cause the CPR Trust to issue such CPR Certificates or be required to so distribute the CPR Certificates until all conditions to the Merger, other than such distribution, have been satisfied or waived. Except as set forth in this Section, the terms of the CPR Trust and the CPR Certificates shall be as set forth in Annex I. Coast agrees to cause the CPR Trust immediately prior to the Effective Time to deliver to Coast a number of CPR Certificates sufficient for the delivery of CPR Certificates required pursuant to Section 3.06. Ahmanson agrees to return to the CPR Trust any CPR Certificates with respect to Replacement Options that expire prior to exercise. Coast shall use its reasonable best efforts to obtain a "no action" letter from the SEC staff to the effect that the CPR Trust will not be required to register under the Investment Company Act or an exemption from any such registration requirement or, if such relief cannot be obtained, to register the CPR Trust under the Investment Company Act; provided, however, that if any conditions are imposed upon such "no action" letter or exemption, or if such registration would require modifications to Annex I hereto, Coast shall not be obligated to accept such conditions or to register the CPR

Trust if such conditions or such required modifications would be materially burdensome to the CPR Trust or the holders of the CPR
Certificates in the reasonable judgment of the Coast Board.

                           ARTICLE VII

             Conditions to Consummation of the Merger

      7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Ahmanson and Coast to consummate the Merger is subject to the fulfillment or written waiver by Ahmanson and Coast prior to the Effective Time of each of the following conditions:

      (a) Stockholder Approvals. This Agreement and the transactions contemplated hereby (including the approval of the establishment of the CPR Trust, the engagement of the Litigation Trustees (including their terms of engagement) and the terms of the Commitment and the rights of holders of Trust Certificates) and the Merger shall have been duly adopted by the requisite vote of the stockholders of Coast.

      (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Ahmanson would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

      (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

      (d) Registration Statements; Trust Indenture Act. The Registration Statements shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn. If required, the Trust Agreement shall have been duly qualified under the Trust Indenture Act.
 .
      (e) Listing. The shares of Ahmanson Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

      (f) Investment Company Act. The CPR Trust shall be registered as an investment company under the Investment Company Act or the SEC shall have issued an order exempting the CPR Trust from such registration or a "no action" position with respect to such non-registration, as contemplated by
   Section 6.17.

      7.02  Conditions to Obligation of Coast. The obligation of
Coast to consummate the Merger is also subject to the fulfillment or written waiver by Coast prior to the Effective Time of each of the following conditions:

      (a) Representations and Warranties. Subject to Sections 5.01 and 5.02, the representations and warranties of Ahmanson set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Coast shall have received a certificate, dated the Effective Date, signed on behalf of Ahmanson by the Chief Executive Officer and the Chief
   Financial Officer of Ahmanson to such effect.

      (b) Performance of Obligations of Ahmanson. Ahmanson shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Coast shall have received a certificate, dated the Effective Date, signed on behalf of Ahmanson by the Chief Executive Officer and the Chief Financial Officer of Ahmanson to such effect.

      (c) Opinion of Coast's Counsel. Coast shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Coast, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (A) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code that, accordingly, (i) no gain or loss will be recognized by Coast as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of Coast who receives shares of Ahmanson Common Stock in exchange for shares of Coast Common Stock, except (x) with respect to cash received in lieu of fractional share interests and (y) for gain that may be recognized in an amount not exceeding the fair market value at the time of the Merger of such stockholder's CPR Certificates (which represent such stockholder's share of the Commitment Amount), and (B) the CPR Trust will not itself be subject to any material federal income taxes. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Coast, Ahmanson and stockholders of Coast. The foregoing opinion will not apply to stockholders or persons receiving Ahmanson Common Stock or CPR Certificates as compensation.

      (d) Accountants' Letters. Coast and Mr. Martin shall have received the letters referred to in Section 6.14 from KPMG
   Peat Marwick LLP, Ahmanson's independent auditors.

      (e) Commitment. Ahmanson shall have executed and delivered the Commitment and made the transfer to the CPR Trust with respect to the Expense Fund.

      7.03 Conditions to Obligation of Ahmanson. The obligation of Ahmanson to consummate the Merger is also subject to the fulfillment or written waiver by Ahmanson prior to the Effective
Time of each of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Coast set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Ahmanson shall have received a certificate, dated the Effective Date, signed on behalf of Coast by the Chief Executive Officer and the Chief Financial Officer of Coast to such effect.

      (b) Performance of Obligations of Coast. Coast shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Ahmanson shall have received a certificate, dated the Effective Date, signed on behalf of Coast by the Chief Executive Officer and the Chief Financial Officer of Coast to such effect.

      (c) Opinion of Ahmanson's Counsel. Ahmanson shall have received an opinion of Sullivan & Cromwell, special counsel to Ahmanson, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under
   Section 368(a)(1)(A) of the Code and no gain or income will be recognized by Ahmanson in the Merger. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Coast, Ahmanson and stockholders of Coast.

      (d) Accountants' Letters. Ahmanson and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.14 from KPMG
   Peat Marwick LLP, Coast's independent auditors.

      (e) Dissenters' Shares. Holders of no more than 5% of the outstanding shares of Coast Common Stock shall have given notice that their shares of Coast Common Stock be treated as Dissenters' Shares.

      (f) CPR Trust. Coast shall have established the CPR Trust and shall have caused the CPR Trust to issue the CPR
   Certificates to Coast and shall have distributed the CPR
   Certificates to the stockholders of Coast as required by
   Section 6.17 hereof.

                           ARTICLE VIII

                           Termination

      8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

      (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Ahmanson and Coast, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

      (b) Breach. At any time prior to the Effective Time, by Ahmanson or Coast, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject if applicable to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 20 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 20 calendar days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

      (c) Delay. At any time prior to the Effective Time, by Ahmanson or Coast, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1998, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
   Section 8.01(c), which action or inaction is in violation of its obligations under this Agreement.

       (d) No Approval. By Coast or Ahmanson, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the stockholder approval required by Section 7.01(a) herein is not obtained at the Coast Meeting.

      (e) Failure to Recommend, Etc. At any time prior to the Coast Meeting, by Ahmanson if the Coast Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Ahmanson.

      8.02 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, subject to the provisions of Section 8.02(b), no party to this Agreement shall have any liability or further obligation to any other party hereunder except that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination.

      (b) If (a) this Agreement shall be terminated (i) by Ahmanson pursuant to Section 8.01(b) or Section 8.01(e) and, at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist an Acquisition Proposal with respect to Coast or any of its Subsidiaries, or (ii) by Coast pursuant to Section 8.01(d)(ii) and, at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist an Acquisition Proposal with respect to Coast or any of its Subsidiaries, and (b) within 12 months after any such termination Coast or any of its Subsidiaries enters into a definitive agreement with respect to an Acquisition Proposal, Coast shall promptly pay to Ahmanson a termination fee equal to $35 million.


                            ARTICLE IX

                           Miscellaneous

      9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective
Time (other than Section 6.12, the penultimate sentence of Section 6.17 and this Article IX which shall survive the Effective Time).

      9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Coast Meeting, this Agreement may not be amended if it would violate the DGCL or reduce the consideration to be received by Coast stockholders in the Merger.

      9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

      9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the DGCL are applicable).

      9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Coast and Ahmanson. Coast's expenses in connection with the transactions contemplated by this Agreement, including without limitation fees of legal counsel and financial advisors (but excluding expenses of any litigation relating to the transactions contemplated by this Agreement, printing and mailing expenses, SEC and Blue Sky filing fees and accountants' fees) shall not exceed the amounts set forth in paragraph 9.05 of Coast's Disclosure Schedule.

      9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to Coast, to:

                  Coast Savings Financial, Inc.
                  1000 Wilshire Boulevard
                  Los Angeles, California 90017-2457
                  Attention: Ray Martin
                  Facsimile: (213) 688-0837

          With copies to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention: Victor Lewkow
                  Facsimile:  (212) 225-3999

          and

                  Mayer, Brown & Platt
                  350 South Grand Avenue
                  Los Angeles, California  90017-1503
                  Attention: James R. Walther
                  Facsimile:  (213) 625-0248

          If to Ahmanson, to:

                  H. F. Ahmanson & Company
                  4900 Rivergrade Road
                  Irwindale, California 91706
                  Attention: Madeleine Kleiner

                  Facsimile: (626) 814-6750

          With a copy to:

                  Sullivan & Cromwell
                  444 S. Flower Street, 12th Floor
                  Los Angeles, California 90071
                  Attention: Alison S. Ressler
                  Facsimile:  (213) 683-0457

      9.01 Entire Understanding; No Third Party Beneficiaries. This Agreement, including the Exhibits, Schedules and Annexes to this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.12, nothing in this Agreement expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits, Schedules or Annexes, such reference shall be to a Section of, or Exhibit, Schedule or Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.
Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Coast, Ahmanson or any of their respective Subsidiaries, affiliates or directors to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

                           *    *    *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                         COAST SAVINGS FINANCIAL, INC.


                         By:/s/ Ray Martin
                            ________________________________
                            Name:  Ray Martin
                            Title: Chairman of the Board and
                                   Chief Executive Officer




                         H. F. AHMANSON & COMPANY


                         By:/s/ Charles R. Rinehart
                            _______________________________
                            Name:  Charles R. Rinehart
                            Title: Chairman of the Board and
                                   Chief Executive Officer

               Annex I to the Merger Agreement
       Contingent Payment Right Certificates Term Sheet


General. Immediately prior to the Merger, Coast will enter into a Trust Agreement establishing a trust (the "CPR Trust") for the purpose of administering and controlling the Coast Federal goodwill litigation claims (the "Litigation").

                 The CPR Trust will issue to Coast certificates (the "CPR Certificates") representing undivided beneficial interests in the CPR Trust. Immediately prior to the Effective Time of the Merger (and when all conditions to consummation of the Merger, other than the distribution described herein and Ahmanson's entering into the Commitment (as defined below) have been satisfied or waived (and Ahmanson's obligations to enter into the Commitment shall not be subject to any other conditions)), Coast will cause the CPR Trust (i) to issue to Coast for distribution to Coast stockholders one CPR Certificate for each share of Coast common stock held by such stockholder (it being understood that the record and payment dates for such distribution shall be the Effective Date of the Merger and immediately prior to the Effective Time of the Merger); (ii) to issue to Coast one additional CPR Certificate to Coast for each share of Coast common stock underlying the stock appreciation rights and performance awards to be cashed out in the Merger which CPR Certificate shall be retained by Coast; (iii) to issue one additional CPR Certificate for each share of Coast common stock as to which a Coast option was outstanding immediately prior to the Merger (to be made available by Ahmanson to holders of Replacement Options upon exercise thereof); and
                 (iv) to issue to Coast one additional CPR
                 Certificate for each share of Coast common stock with respect to which appraisal rights (if any) are exercised and perfected and not withdrawn (which CPR Certificates shall be retained by Coast subject to the next sentence). Ahmanson (as successor to Coast) will return to the CPR Trust for cancellation any CPR Certificates referred to in clauses (iii) and (iv) above the amount required to satisfy such commitments.

                 Simultaneously with the Merger, Ahmanson will enter into a binding contractual commitment (the "Commitment"), which will constitute part of the Merger Consideration, pursuant to which Ahmanson will be obligated to pay to the CPR Trust from time to time an amount equal to the Commitment Amount (as described under "Payment Amounts" below) at the time specified under "Payment Procedures" below. The Commitment shall rank pari passu with other senior indebtedness of Ahmanson.

                 Ahmanson (as successor to Coast) shall retain CPR Certificates in an amount equal to (i) the number of Coast shares as to which appraisal rights (if any) are exercised and perfected and not withdrawn, plus (ii) the number of Coast shares underlying Coast stock appreciation rights and performance awards that are exercised for cash prior to the Merger or which are surrendered solely for cash (rather than a combination of cash and CPR Certificates) in the Merger plus (iii) the number of Coast shares underlying Coast stock options outstanding immediately prior to the Merger, for delivery upon exercise of Replacement Options following the Merger.

                 Each CPR Certificate will be an assignable and transferable interest in the CPR Trust, representing the right of the holder thereof, after the consummation of the Merger, to receive one or more payments as described below. Payments will be made to holders based on designated record dates. The CPR Trust will use its reasonable best efforts to permit trading of the CPR Certificates on the NASDAQ National Market System (or, if such trading is not possible, on such other NASDAQ or other market selected in an effort to maximize liquidity).

                 Each CPR Certificate distributed to each Coast shareholder shall be automatically redeemed for $0.01 in cash immediately following the Merger if the holder of the share as to which such CPR Certificate was issued has given notice of an intent to exercise appraisal rights (if any). If any such Coast shareholder subsequently withdraws, or fails to perfect, such appraisal demand, Ahmanson shall deliver to such holder CPR Certificates as to the number of Coast shares as to which such appraisal demand was withdrawn or not perfected.

Payment
Amounts. Ahmanson shall pay to the CPR Trust the Commitment Amount (as defined herein) within the time specified under "Payment Procedures" below. Any cash payment (the "Cash Case Proceeds") actually received by Coast Federal or Home Savings or any of their affiliates (the "Ahmanson Group") pursuant to a final, non-appealable judgment or a final settlement of the Litigation shall first be applied to the reimbursement of the Ahmanson Group of the following amounts: (i) an amount equal to the Expense Fund (as defined below) plus (ii) interest on the portions of the Expense Fund withdrawn by the CPR Trust calculated from the time of any such withdrawal at an annual interest rate equal to the Reference Rate of Bank of America in effect from time to time plus 250 basis points, compounded quarterly plus
                 (iii) the Assumed Tax Liability plus (iv) in the event Case Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (either because of the accrual of Cash Case Proceeds before the payment thereof or the time required to liquidate Non-Cash Case Proceeds), interest at the Reference Rate of the Bank of America plus 250 basis points from the date of such payment of taxes to the date of receipt of cash (collectively, the "Reimbursements").

                 The Litigation Trustees (as defined herein) shall instruct Ahmanson to promptly liquidate, and Ahmanson shall liquidate solely in accordance with such instructions (and Ahmanson will have no liability with respect to such liquidation or for failure to liquidate prior to receipt of instructions), the non-cash payments, if any (the "Non-Cash Case Proceeds"), actually received by the Ahmanson Group pursuant to a final, non-appealable judgment or a final settlement of the Litigation.

                 As used herein, the Commitment Amount means the Case Proceeds minus the Reimbursements plus the income tax benefit to the Ahmanson Group, computed based on the Tax Assumptions, from payments on CPR Certificates. As used herein, the Case Proceeds means any and all Cash Case Proceeds and Non-Cash Case Proceeds.

                 The CPR Trust will make payments from time to time on the CPR Certificates upon the receipt of the applicable Commitment Amount from Ahmanson, of all such amounts received (including the amount of cash resulting from the monetization by Ahmanson of any non-cash proceeds) less the amount of any accrued but unpaid expenses payable by the CPR Trust not covered by the Expense Fund, except to the extent amounts are retained by the CPR Trust as set forth under "Retained Amounts" (the aggregate amounts not to be so retained, the "Aggregate Certificate Amount").

                 Each CPR Certificate will entitle the holder to receive a fraction of the Aggregate Certificate
                 Amount equal to 1 divided by the total number of CPR Certificates outstanding.

                 If Ahmanson does not timely pay the Commitment Amount to the CPR Trust, it shall be obligated to pay to the CPR Trust such Commitment Amount plus interest accrued at the Reference Rate of the Bank of America plus 250 basis points per annum.

Timing of
Payments.        The CPR Trust will make payments on the CPR
                 Certificates to the holders within 60 days after the receipt of a Commitment Amount.

Payment
Procedures.      Within 10 days of the receipt by Ahmanson of the
                 Case Proceeds, Ahmanson will deliver to the Litigation Trustees a written notice (the
                 "Proceeds Notice") specifying that the Case
                 Proceeds have been received and describing the type and amount of any Non-Cash Case Proceeds received. Within 10 days of the delivery of the Proceeds Notice, the Litigation Trustees shall deliver to Ahmanson written instructions to liquidate the Non-Cash Case Proceeds received.
                 If so instructed, Ahmanson will then liquidate the Non-Cash Case Proceeds in accordance with the instructions. As promptly as practicable but in no event later than 30 days after the later of the receipt by Ahmanson of the Case Proceeds and the liquidation by Ahmanson of Non-Cash Case
                 Proceeds, Ahmanson will deliver to the
                 Litigation Trustees a certificate (the
                 "Certificate") setting forth the calculation of the Commitment Amount, which Certificate shall be valid and binding absent manifest error.
                 Within 15 days of delivery of the Certificate, the CPR Trust will give written notice specifying whether it agrees or objects to the calculation of the Commitment Amount in the Certificate. If the CPR Trust delivers a written notice to the effect that it agrees with the calculation, Ahmanson will then deliver the Commitment Amount to the institutional trustee or custodian for the CPR Trust within 5 business days of such written notice. If the CPR Trust delivers a written notice to the effect that it objects to the calculation, Ahmanson will deliver the Commitment Amount only upon resolution of the dispute as to the calculation.
                 In the event that it is determined that
                 Ahmanson's calculation was incorrect, in addition to the Commitment Amount Ahmanson will pay to the CPR Trust interest on the Commitment
                 Amount calculated from the date that the CPR
                 Trust delivered its written notice of objection at an interest rate equal to the Reference Rate of the Bank of America plus 250 basis points per annum.

Tax
Assumptions.     Unless there is a Determination (as
                 defined below) regardless of any position taken by the Ahmanson Group on any tax return or in any claim for refund with respect to the receipt of the Case Proceeds or payments on the Commitment (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Liability shall mean an amount equal to the income (including franchise) tax liability of the Ahmanson Group attributable to the receipt of the Case Proceeds computed on the following assumptions ("Tax Assumptions") :

                 1. The Case Proceeds will be includible in gross income as ordinary income in full.

                 2. Payments on the Commitment will not be deductible except that Section 483 of the Internal Revenue Code will apply to payments on the Commitment, other than those allocable to CPR Certificates issued on exercise of employee options or otherwise not in a transaction that is a sale or exchange and those payments will be deductible to the extent treated by Section 483(a) as interest expense; it being understood that it is not intended that the distribution of the CPR Certificates immediately prior to the Effective Time of the Merger would result in the characterization of such distribution as not constituting "a sale or exchange."

                 3. The income tax liability attributable to the assumed inclusion of all or a portion of the Case Proceeds in gross income as ordinary income and the benefit of any deduction assumed to be allowed under Section 483(a) shall be (a) the product of the amount of such income or deduction and the highest statutory rate of federal income tax applicable to corporations for the year in which the income is assumed to be included or the deduction is assumed to be realized plus (b) the product of such income or deduction and the net combined marginal rate of state and local income (or franchise) tax of the relevant member or members of the Ahmanson Group for the year in which the income is assumed to be included and the deduction is assumed to be realized, net of the federal income tax benefit (calculated based on the rate in clause (a)) of such state or local income (or franchise) tax. The relevant member or members of the Ahmanson Group shall be the member or members that is or are assumed to include the Case Proceeds in income or is or are assumed to be allowed a deduction under Section 483(a).

                 4. Any benefit from any deduction allowable to the Ahmanson Group under paragraph 3 for payments made on the Commitment shall be assumed to be realized (x) when those payments are made to the extent those payments do not exceed the Case Proceeds included in income for the same taxable year, or (y) otherwise when, taking into account other deductions or losses or credits of the Ahmanson Group, the deduction would reduce the tax otherwise payable or result in a refund of tax already paid.

                 5. Ahmanson will be entitled to rely on a written opinion of either Sullivan & Cromwell or another nationally recognized law firm with expertise on the matter on which the opinion is sought (with a copy of such opinion to the Litigation Trustees) that is selected by Ahmanson and (unless such law firm is principal outside tax counsel to Ahmanson) reasonably acceptable to the Litigation Trustees, in determining whether there has been a Determination and in otherwise applying the Tax Assumptions to determine the income (including franchise) tax liability of the Ahmanson Group attributable to the receipt of the Case Proceeds and payments on the CPR Certificates and any tax benefit attributable to payments on the CPR Certificates.

                 6. If the Assumed Tax Liability cannot be computed at the time of the receipt of the Cash Proceeds or a payment on the Commitment, because of the absence of information as to tax rates and other factors described in the definition of Assumed Tax Liability, the Ahmanson Group shall compute a tentative Assumed Tax Liability based on such assumptions that in the reasonable opinion of the Ahmanson Group would protect the Ahmanson Group against any risk of loss. The payment of the Commitment Amount shall be based on such tentative Assumed Tax Liability computation. As soon as feasible, but in no event later than 12 months after the end of the taxable year in which the Commitment Amount is paid, the Ahmanson Group shall recompute the Assumed Tax Liability and pay to the CPR Trust any excess of the re-computed Commitment Amount over the Commitment Amount that was initially calculated plus interest for the period over which the payment was deferred at a rate of Ahmanson's cost of funds as submitted monthly to the FHLBSF.

Determination.   A Determination will be considered to be
                 made to the effect that Case Proceeds are not includible in gross income or to the effect that no deduction is allowed in respect of payments on the CPR Certificates under Section 483(a), in any such case in whole or in part, on the earlier of
                 (a) the date of a final judicial determination to such effect binding upon Ahmanson is made in the Litigation, (b) the date a final agreement to which Ahmanson is a party with the government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement (it being understood that the Ahmanson Group shall be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Ahmanson Group will enter into such an agreement if the requirements set forth under "Litigation Trustees" below with respect to such agreement are satisfied) and (c) the effective date of a law, regulation or Internal Revenue
                 Service ruling (or with respect to Section 483, a judicial decision) to such effect that applies generally to taxpayers, including Ahmanson, and would (in the case of Case Proceeds) be applicable to claims against the government arising out of capital credits affected by FIRREA, but in no event later than the earlier of (x) thirty days before the date of filing by the Ahmanson Group of the federal tax return for the taxable year in which the Case Proceeds are assumed to be includible in gross income or (y) the receipt by the Ahmanson Group of the Case Proceeds. A deduction shall be considered allowed under
                 Section 483 to the extent that a deduction is allowed, in an amount up to the deduction calculated under Section 483, under another substantially equivalent provision; it being understood that the intention is to provide the holders of the CPR Certificates with the benefit of a deduction under Section 483(a) only to the extent that such deduction is allowable by Ahmanson under the applicable circumstances which deduction the parties believe would be allowable under current law.

Litigation
Trustees.        The CPR Trust will be administered by a custodian
                 or an institutional trustee and Litigation Trustees
                 (as defined below). Sole and exclusive
                 control of the Litigation (including all decisions as to retention, dismissal and terms of engagement of counsel for Coast Federal
                 (which retention may involve fees that are partly contingent) and other advisors) will rest with the litigation trustees (the "Litigation
                 Trustees"), who shall be the four senior Coast executives (Ray Martin, Robert L. Hunt, Norman
                 Raiden and James F. Barritt) with knowledge of the facts underlying the Litigation. Without limiting the foregoing, the Litigation Trustees will have the right, in their sole discretion and for any reason whatsoever, to dismiss, settle or cease prosecuting the Litigation at any time and on any terms; provided that, no settlement agreement or other ruling or agreement contemplated under clause (b) under "Determination" may impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's Shareholders might have been able to bring as of immediately prior to the Merger) on the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters. As compensation, each Litigation Trustee will be entitled, so long as such Litigation Trustee remains as a Litigation
                 Trustee, to fees payable by the CPR Trust of $400,000 per year for five years (with the remainder of such fees (but in no event with respect to a period longer than the remainder of such year plus two additional years) accelerated upon final resolution of the Litigation and receipt by Coast Federal of the Case Proceeds), plus reimbursement of all reasonable out-of pocket expenses. Litigation Trustees may hold no other full-time employment during the term of their tenure as Litigation Trustees prior to the receipt of the Case Proceeds by Coast Federal.
                 Each Litigation Trustee shall have the right to defer all or part of his compensation until such time as the Case Proceeds are received by Coast
                 Federal and the related Commitment Amount is paid to the CPR Trust. After such five-year period or such receipt of Case Proceeds, the Litigation Trustees shall be entitled to a fee of $200 per hour until termination of the CPR
                 Trust.

                 The Litigation Trustees may adopt their own rules and procedures but may act only with the concurrence of a majority of the Litigation Trustees then in office. They may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate (other than with respect to the retention or dismissal of counsel for Coast Federal or the Litigation Trustees, or the approval of a settlement or dismissal of the Litigation). The Litigation Trustees shall also have the authority to retain or dismiss counsel for the Litigation Trustees and other experts, consultants or support staff as the Litigation Trustees deem appropriate. The Litigation Committee shall have full authority on behalf of Coast Federal to consult with and instruct the attorneys for Coast Federal in connection with the Litigation. Ahmanson will provide the Litigation Trustees with access to the books, records, facilities, representatives and independent accountants of Coast and Coast Federal as the Litigation Trustees may reasonably require.

                 Each of the initial Litigation Trustees shall, as a condition of his continuation as such, be obligated to retain not less than 50% of the CPR Certificates received in the distribution and the Merger and upon exercise of Replacement Options, until such time as the Case Proceeds are received by Coast Federal (it being understood that transfers by such Litigation Trustee to his family members or to any trust created for the benefit of his family members shall be included in such 50% calculation for so long as they retain the CPR Certificates).

                 At all times there shall be at least two
                 Litigation Trustees. If a Litigation Trustee resigns, dies, becomes incapacitated, or is no longer qualified, and as a result there would be fewer than three Litigation Trustees, the Litigation Trustees may (and if there are only one or two Litigation Trustees, the Litigation Trustees shall) appoint a successor Litigation Trustee who shall receive fees as determined by the other Litigation Trustees (but in no event more than the initial Litigation Trustees).

Litigation and
Administration
Expenses.        At the Effective Time of the Merger, Ahmanson
                 will transfer to the CPR Trust an amount
                 (the "Expense Fund") equal to $20 million less the expenses relating to the Litigation incurred and paid between August 31, 1997 and the Effective Date, which amount the CPR Trust shall place in a demand deposit non-interest bearing account at Home Savings.
                 The CPR Trust shall have the right to draw on the Expense Fund for the purpose of funding all expenses of the CPR Trust, including administration expenses, expenses of the
                 Litigation, fees and expenses of the Litigation
                 Trustees and the custodian or institutional trustee, amounts paid as indemnity to the Litigation Trustees or Ahmanson, premiums for insurance for the Litigation Trustees, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the Litigation Trustees. As described in (b)(ii) under "Payment Amounts" above, the Case Proceeds to be paid to the CPR Trust would be reduced by the amount of the Expense Fund plus interest accrued on amounts withdrawn from the Expense
                 Fund account by the CPR Trust at the Reference
                 Rate of the Bank of America in effect from time to time, plus 250 basis points. The CPR Trust would reserve the right to raise additional funds through the issuance of additional CPR
                 Certificates and/or through borrowings.

                 Ahmanson will have no liability to the
                 Litigation Trustee, the institutional trustee, the custodian, or the CPR Certificate holders, except as set forth under "Limitation on Rights of Certificate Holders."

Liability;       The Litigation Trustees will have no liability to
Indemnification. Ahmanson, Coast or CPR Certificate holders unless it shall be established in a final judicial determination by clear and convincing evidence that any decision or action was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages.

                 The CPR Trust will indemnify and advance expenses, without requirement of bond or other security, to (i) each Litigation Trustee, the institutional trustee or the custodian, and (ii) Ahmanson, Home Savings, its affiliates, officers, directors, employees and agents (the persons and entities listed in clause (ii), the "Ahmanson Indemnified Parties"), against any and all losses, claims, costs, expenses and liabilities (other than in connection with claims by shareholders of Ahmanson against Ahmanson's directors with respect to actions taken at or prior to the Merger) arising out of or relating to the formation of the CPR Trust, the distribution of the CPR Certificates, the Litigation and the performance by the Litigation Trustees of their duties as Litigation Trustees, except, in the case of the indemnification of the Litigation Trustees, if CPR Certificate holders substantiate the burden of establishing in a final judicial determination by clear and convincing evidence that such losses, claims, costs, expenses or liabilities arose as the result of actions or decisions undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders by such Litigation Trustee, no indemnification shall apply.

                 The CPR Trust will obtain liability insurance to cover its indemnification obligations and any liabilities of the Litigation Trustees.

Limitation on
Rights of
Certificate
Holders. No CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Litigation
                 Trustees to enforce or otherwise act in respect of the CPR Certificates unless such holder has previously given written notice to the Litigation Trustees of the substance of such dispute, and holders of at least a majority in interest of the issued and outstanding CPR Certificates have given written notice to such parties of their support for the institution of such proceeding to resolve such dispute.

                 No CPR Certificate holder or the CPR Trust will have the right to enforce, institute or maintain any suit, action or proceeding against Ahmanson, Home Savings, its affiliates, officers, directors, employees or agents relating to the formation of the CPR Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or the performance by the Litigation Trustees of their duties as Litigation Trustees, except that the CPR Trust (or the Litigation Trustees on behalf of the CPR Trust) may enforce, institute or maintain a suit, action or proceeding against Ahmanson for failure to pay the Commitment Amount when due or deliver any CPR Certificate when due or return to the CPR Trust for cancellation any CPR Certificate required to be returned or against Ahmanson or Home Savings for breach of obligations in connection with the Expense Fund. Fees and expenses incurred by Ahmanson in such a suit, action or proceeding shall not be set off against the Case Proceeds if the CPR Trust or the Litigation Trustees prevail, and shall be payable by the CPR Trust out of the Case Proceeds, including any Retained Amounts, if the Litigation Trustees do not prevail.

                 The CPR Certificate holders will have no voting rights, no liquidation preference and no rights to dividends or distributions other than their pro rata share of the Commitment Amount plus any other CPR Trust assets.

Retained
Amounts.         The Litigation Trustees' obligation to
                 make payments to the holders of the CPR
                 Certificates shall be subject to the requirement that the Litigation Trustees retain at least the excess of $10 million (or such greater amount as they shall reasonably determine may be reasonably likely to be required) over amounts remaining in the Expense Fund (the "Retained Amount") of the Commitment Amount (or, if received in installments, the final installment of the Commitment Amount) for two years (or such longer period as they shall determine may be reasonably likely to be required) to cover all expenses, costs and claims which may be incurred or which may arise after payment of the Commitment Amount and the indemnification obligations of the CPR Trust.

Tax Consequences
of Merger.       It is anticipated that the Merger will qualify as
                 a reorganization for federal income tax purposes and that the CPR Certificates will be treated as "boot" in an amount equal to their initial fair market value. Accordingly, each Coast shareholder will recognize gain in the Merger equal to the lesser of (x) the excess of the initial fair market value of his or her CPR
                 Certificates and the Ahmanson stock he or she receives over his tax basis in his Coast shares or (y) the initial value of the CPR Certificates he or she receives. It is anticipated that the CPR Trust will not be a taxable entity.

No Assignment of
Litigation.      Ahmanson will not, and will not permit Coast Federal
                 or Home Savings to, "assign" (within the meaning of 31 U.S.C. ss.3727) any interest in the Litigation following consummation of the Merger.

Definitive
Documentation.   Coast and Ahmanson shall enter into such agreements
                 and other documents required to establish the CPR Trust and to issue the CPR Certificates on terms mutually satisfactory to
                 Coast and Ahmanson. All continuing obligations of Ahmanson under such agreements and documents and under the terms of this Annex I relating to the CPR Certificates shall be binding upon Ahmanson's successors and any entities into which Ahmanson merges or transfers all or substantially all of its assets. If it is determined that qualification of any such agreement under the Trust Indenture Act is required for the legal and valid issuance of the CPR Certificates, Coast, Ahmanson and the CPR
                 Trust will use their reasonable best efforts to ensure such agreement is qualified under the Trust Indenture Act. Coast shall cause the CPR
                 Trust to register the CPR Certificates under the Securities Act of 1933 prior to the Effective
                 Time. If required, Ahmanson will cause the Commitment to be registered under the Securities
                 Act of 1933 prior to the Effective Time.

                 Each payment of the Commitment Amount will be described in the documents as consisting in part of stated interest in an amount equal to the excess of the amount of the payment over the present value of the payment at the time of the Merger, calculated using a discount rate equal to the Section 483 test rate assumed to be applicable to the payment.

Covenant.        The Commitment will contain a covenant by
                 Ahmanson (substantially the same as in its existing public indenture) not to sell or pledge the stock of its principal subsidiary except under the circumstances provided in such indenture.

Definitions.     Capitalized terms used but not defined herein will
                 have the meanings assigned to them in the Merger
                 Agreement.

                                                     EXHIBIT A



                                            ____________, 1997


H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California 91706

Ladies and Gentlemen:

           I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Coast Savings Financial, Inc., a Delaware corporation ("Coast"), as that term is used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and
135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of October 5, 1997 (the "Merger Agreement"), by and between Coast and H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), Coast plans to merge with and into Ahmanson (the "Merger") and that the Merger is intended to be accounted for under the "purchase" accounting method.

           I further understand that as a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Ahmanson ("Ahmanson Stock") (i) in exchange for shares of common stock, par value $.01 per share, of Coast ("Coast Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

           I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Ahmanson Stock and Coast Stock, to the extent I felt necessary, with my counsel or counsel for Coast.

            I represent, warrant and covenant with and to Ahmanson that in the event I receive any Ahmanson Stock as a result of the Merger:

    1. I shall not make any sale, transfer, or other disposition of such Ahmanson Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Ahmanson, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

    2. I understand that Ahmanson is under no obligation to register the sale, transfer or other disposition of shares of Ahmanson Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    3. I understand that stop transfer instructions will be given to Ahmanson's transfer agent with respect to shares of Ahmanson Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Section Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated __, 199_, between the registered holder hereof and Ahmanson, a copy of which agreement is on file at the principal offices of Ahmanson."

    4. I understand that, unless transfer by me of the Ahmanson Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Ahmanson reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

        It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Ahmanson (i) a copy of a "no action" letter from the staff of the

SEC, or an opinion of counsel in form and substance reasonably satisfactory to Ahmanson, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to Ahmanson that Ahmanson Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

        I further understand and agree that this letter agreement shall apply to all shares of Coast Stock and Ahmanson Stock that I am deemed to beneficially own pursuant to applicable federal securities law and I further represent, warrant and covenant with and to Ahmanson that I will have, and will cause each of the other parties whose shares are deemed to be beneficially owned by me to have, all shares of Coast Stock or Ahmanson Stock owned by me or such parties registered in my name or the name of such parties, as applicable, prior to the effective date of the Merger and not the name of any bank, broker or dealer, nominee or clearing house.


                              Very truly yours,


                              By__________________________
                                Name:


Accepted this ____ day of
_______________, 1997.

H. F. AHMANSON & COMPANY


By________________________
   Name:
   Title: